PULASKI FINANCIAL ANNOUNCES DATE OF 2012 ANNUAL MEETING

St. Louis, November 10, 2011 - Pulaski Financial Corp. (Nasdaq Global Select: PULB), the holding company for Pulaski Bank, today announced that its annual meeting of stockholders will be held on Wednesday, February 1, 2012 at 2:00 p.m., Central time, at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri, 63141.

Pulaski Financial Corp., operating in its 89th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area and offers mortgage loan products through six loan production offices in the St. Louis and Kansas City metropolitan areas and Wichita, Kansas.  The Company’s website can be accessed at www.pulaskibankstl.com.

For Additional Information Contact:
Paul Milano
Chief Financial Officer
Pulaski Financial Corp.
(314) 317-5046